Exhibit 99.2

FINANCIAL HIGHLIGHTS - FIRST QUARTER, 2007

•	Quarterly earnings totaled $7.0 million, or $0.38 per diluted share, decreases of 6.2% and 5.0%, respectively, from the first quarter of 2006.

•
Earnings for the quarter were negatively impacted by margin compression and a higher loan loss provision, but benefited from strong growth in noninterest income. Expense management initiatives are beginning to gain momentum as evidenced by only a 1.6% increase in noninterest expense over the first quarter of 2006.

•	Tax equivalent net interest income declined 1.9% as a result of a 2.8% reduction in average earning assets.

•	Strong growth of 7.0% realized in noninterest income, which more than offset the decline in net interest income.

•
Slight decline in credit quality as reflected by a higher loan loss provision for the quarter. Allowance for loan losses continues to be adequately funded at .87% of total loans and 208% of non-performing loans.

•	Well-capitalized with a risk based capital ratio of 14.83%.

	Three Months Ended
	March 31,	Dec. 31,	March 31,
(Dollars in thousands, except per share data)	2007	2006	2006
EARNINGS
Net Income	$6,957	8,850	7,421
Diluted Earnings Per Common Share	0.38	0.48	0.40
PERFORMANCE
Return on Average Equity	8.91%	10.84	9.66
Return on Average Assets	1.11	1.37	1.16
Net Interest Margin	5.29	5.35	5.25
Noninterest Income as % of Operating Revenue	33.02	32.71	30.93
Efficiency Ratio	67.90	63.99	67.20
CAPITAL ADEQUACY
Tier 1 Capital Ratio	13.88%	14.00	13.00
Total Capital Ratio	14.83	14.95	13.94
Leverage Ratio	11.22	11.30	10.34
Equity to Assets	12.04	12.15	11.63

	Three Months Ended
	March 31,	Dec. 31,	March 31,
(Dollars in thousands, except per share data)	2007	2006	2006
ASSET QUALITY
Allowance as % of Non-Performing Loans	207.67%	214.09	330.70
Allowance as % of Loans	0.87	0.86	0.84
Net Charge-Offs as % of Average Loans	0.28	0.11	0.16
Nonperforming Assets as % of Loans and ORE	0.48	0.44	0.28
STOCK PERFORMANCE
High	$35.91	35.98	37.97
Low	29.79	30.14	33.79
Close	33.30	35.30	35.55
Average Daily Trading Volume	24,499	19,826	15,281

Capital City Bank Group, Inc. (NASDAQ: CCBG) today reported earnings for the first quarter of 2007 totaling $7.0 million, or $0.38 per diluted share. This compares to $7.4 million, or $0.40 per diluted share, in the first quarter of 2006. The Return on Average Assets was 1.11% and the Return on Average Equity was 8.91%, compared to 1.16% and 9.66%, respectively, for the comparable period in 2006.

The decrease in earnings compared to first quarter 2006 was primarily attributable to a decrease in net interest income of $805,000, and increases in the loan loss provision of $570,000 and noninterest expense of $470,000, partially offset by an increase in noninterest income of $917,000. The decrease in net interest income reflects a 2.8% reduction in earning assets primarily in the loan portfolio. The higher loan loss provision was driven by a higher level of charge-offs. Higher expense for compensation and a one-time write-off of leasehold improvement costs were the primary reasons for the increase in noninterest expense. The 7.0% increase in noninterest income is due to improvement in deposit fees, asset management fees, and card processing fees.

William G. Smith, Jr., Chairman, President and CEO, stated, “Although we did not achieve our desired financial results in the first quarter, we did enjoy strong growth in our noninterest income and our expense management efforts have been successful in slowing the growth in operating expenses, which were up only 1.6% over the first quarter of 2006. Despite the more challenging operating environment, we will continue to focus on the fundamentals and execute our strategy. Capital City has a strong franchise and we look forward to opening four new offices in 2007.”

Tax equivalent net interest income in the first quarter decreased $563,000, or 1.9%, compared to the first quarter of 2006, due to a 2.8% decline in earning assets, primarily reflective of a $68.4 million, or 3.3% reduction in the loan portfolio. The net interest margin increased 4 basis points from the first quarter of 2006 to a level of 5.29%, attributable to a 63 basis point improvement in earning asset yields partially offset by a 59 basis point increase in the cost of funds. Compared to the prior quarter, the net interest margin declined 6 basis points due also to a decline in the loan portfolio and upward rate pressure on funding costs, including both nonmaturity and time deposits.

The provision for loan losses of $1.2 million for the quarter was $570,000 higher than the first quarter of 2006 due to a higher level charge-offs. Net charge-offs totaled $1.3 million, or .28%, of average loans for the quarter compared to $800,000, or .16%, for the first quarter of 2006. At quarter-end, the allowance for loan losses was .87% of outstanding loans and provided coverage of 208% of nonperforming loans.

Noninterest income increased $917,000, or 7.0%, from the first quarter of 2006 primarily due to higher deposit fees, asset management fees, and card processing fees. The increase in deposit fees is due primarily to an increase in NSF/OD activity and the associated fees. Asset management fees increased primarily due to growth in new business. Card processing fees were driven higher by increased transaction volume for merchant services and increased interchange fees related to bank card activity.

Noninterest expense grew by $470,000, or 1.6%, compared to the first quarter of 2006. Higher expense for compensation ($289,000) and a one-time expense to write-off leasehold improvement costs ($250,000) for a banking office site were the primary reasons for the increase. The increase in compensation was driven by higher associate salaries and higher associate benefit costs, primarily pension and insurance, partially offset by a decline in stock-based compensation.

Average earning assets for the first quarter decreased $64.1 million, or 2.8%, over the comparable quarter in 2006. The decrease in earning assets is primarily reflective of a $68.4 million, or 3.3% decrease in average loans reflective of higher principal pay-downs and loan pay-offs, including the pay-off of several larger commercial loans, and a general slowing in lending activity within bank markets.

Nonperforming assets of $9.4 million increased from the first quarter of 2006 by $3.6 million. The increase in the level of nonperforming assets is due to an increase in non-accrual loans. Nonperforming assets represented .48% of loans and other real estate at the end of the first quarter compared to .28% for the same period in 2006 and .44% at year-end 2006.

Average total deposits decreased $36.5 million, or 1.8%, from the first quarter of 2006 driven primarily by a $66.4 million decline in demand deposit accounts and a $41.0 million decrease in time deposits. Increases in NOW and money market accounts of $42.0 million and $43.1 million, respectively, partially offset the aforementioned declines in demand deposits and time deposits. The change in deposit mix between the demand deposit and NOW/money market categories reflects the migration of clients toward higher rate paying nonmaturity deposit products. The decline in time deposit balances reflects management’s strategy to not compete with higher rate paying competitors for this funding source unless the relationship is profitable and warrants retention.

The Company had approximately $21.9 million in average net overnight funds sold for the first quarter of 2007 as compared to $29.5 million in average net overnight funds sold in the first quarter of 2006. The decline is due primarily to the aforementioned decline in deposits partially offset by an overall reduction in the loan portfolio.

About Capital City Bank Group, Inc.
Capital City Bank Group, Inc. (NASDAQ: CCBG) is one of the largest financial services companies headquartered in Florida and has approximately $2.6 billion in assets. The Company provides a full range of banking services, including traditional deposit and credit services, asset management, trust, mortgage banking, merchant services, bankcards, data processing and securities brokerage services. The Company's bank subsidiary, Capital City Bank, was founded in 1895 and now has 69 banking offices, three mortgage lending offices, and 80 ATMs in Florida, Georgia and Alabama. In 2006, Mergent, Inc., a leading provider of information on publicly traded companies, named the Company as a Dividend Achiever. To be named a Dividend Achiever, a public company must have increased its regular cash dividends for at least 10 consecutive years. Of all publicly traded U.S. companies that pay dividends, less than three percent made this list. Capital City Bank Group, Inc. was also named to this list in 2005. For more information about Capital City Bank Group, Inc., visit www.ccbg.com.

FORWARD-LOOKING STATEMENTS
Forward-looking statements in this press release are based on current plans and expectations that are subject to uncertainties and risks, which could cause our future results to differ materially. The following factors, among others, could cause our actual results to differ: our ability to integrate acquisitions; the strength of the U.S. economy and the local economies where we conduct operations; harsh weather conditions; fluctuations in inflation, interest rates, or monetary policies; changes in the stock market and other capital and real estate markets; legislative or regulatory changes; customer acceptance of third-party products and services; increased competition and its effect on pricing; technological changes; changes in consumer spending and savings habits; our growth and profitability; changes in accounting; and our ability to manage the risks involved in the foregoing. Additional factors can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and our other filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov). Forward-looking statements in this press release speak only as of the date of the press release, and we assume no obligation to update forward-looking statements or the reasons why actual results could differ.

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF INCOME
Unaudited

	2007	2006
	First	Fourth	Third	Second	First
(Dollars in thousands, except per share data)	Quarter	Quarter	Quarter	Quarter	Quarter

INTEREST INCOME
Interest and Fees on Loans	$39,053	40,096	40,260	38,967	37,343
Investment Securities	1,940	1,928	1,914	1,816	1,530
Funds Sold	521	576	338	586	539
Total Interest Income	41,514	42,600	42,512	41,369	39,412

INTEREST EXPENSE
Deposits	11,000	10,830	9,985	8,716	7,722
Short-Term Borrowings	761	722	753	776	824
Subordinated Notes Payable	926	936	936	926	926
Other Long-Term Borrowings	502	515	615	764	810
Total Interest Expense	13,189	13,003	12,289	11,182	10,282
Net Interest Income	28,325	29,597	30,223	30,187	29,130
Provision for Loan Losses	1,237	460	711	121	667
Net Interest Income after Provision for Loan Losses	27,088	29,137	29,512	30,066	28,463

NONINTEREST INCOME
Service Charges on Deposit Accounts	6,045	6,394	6,450	6,096	5,680
Data Processing	715	709	674	703	637
Asset Management Fees	1,225	1,180	1,215	1,155	1,050
Retail Brokerage Fees	462	586	520	502	483
Gain on Sale of Investment Securities	7	-	-	(4)	-
Mortgage Banking Revenues	679	787	824	903	721
Merchant Fees	1,936	1,694	1,766	1,793	1,725
Interchange Fees	910	845	797	788	675
ATM/Debit Card Fees	641	658	635	627	599
Other	1,342	1,532	1,263	1,440	1,475
Total Noninterest Income	13,962	14,385	14,144	14,003	13,045

NONINTEREST EXPENSE
Salaries and Associate Benefits	15,719	14,943	15,278	15,204	15,430
Occupancy, Net	2,236	2,460	2,354	2,358	2,223
Furniture and Equipment	2,349	2,259	2,491	2,661	2,500
Intangible Amortization	1,459	1,484	1,536	1,536	1,530
Other	8,799	8,838	8,763	9,311	8,409
Total Noninterest Expense	30,562	29,984	30,422	31,070	30,092

OPERATING PROFIT	10,488	13,538	13,234	12,999	11,416
Provision for Income Taxes	3,531	4,688	4,554	4,684	3,995
NET INCOME	$6,957	8,850	8,680	8,315	7,421

PER SHARE DATA
Basic Earnings	$0.38	0.48	0.47	0.44	0.40
Diluted Earnings	0.38	0.48	0.47	0.44	0.40
Cash Dividends	0.175	0.175	0.163	0.163	0.163
AVERAGE SHARES
Basic	18,409	18,525	18,530	18,633	18,652
Diluted	18,420	18,569	18,565	18,653	18,665

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
Unaudited

	2007	2006
	First	Fourth	Third	Second	First
(Dollars in thousands, except per share data)	Quarter	Quarter	Quarter	Quarter	Quarter

ASSETS
Cash and Due From Banks	$92,233	98,769	100,781	103,078	104,486
Funds Sold and Interest Bearing Deposits	93,832	78,795	35,631	126,210	110,604
Total Cash and Cash Equivalents	186,065	177,564	136,412	229,288	215,090

Investment Securities, Available-for-Sale	191,446	191,894	190,617	191,232	180,760

Loans, Net of Unearned Interest
Commercial, Financial, & Agricultural	205,048	229,327	218,442	220,345	223,310
Real Estate - Construction	180,549	179,072	183,238	180,049	172,317
Real Estate - Commercial	643,272	643,885	647,302	672,881	679,948
Real Estate - Residential	509,040	524,301	529,087	536,346	543,373
Real Estate - Home Equity	172,283	173,597	174,577	171,835	163,189
Consumer	235,175	234,596	237,069	238,381	240,921
Credit Card	-	-	-	-	-
Other Loans	14,899	11,837	14,521	29,784	26,951
Overdrafts	5,575	3,106	5,223	3,239	4,647
Total Loans, Net of Unearned Interest	1,965,841	1,999,721	2,009,459	2,052,860	2,054,656
Allowance for Loan Losses	(17,108)	(17,217)	(17,311)	(17,264)	(17,279)
Loans, Net	1,948,733	1,982,504	1,992,148	2,035,596	2,037,377

Premises and Equipment, Net	88,812	86,538	84,915	81,407	76,693
Intangible Assets	102,944	104,402	105,886	107,422	108,958
Other Assets	60,117	55,008	48,895	52,541	55,841
Total Other Assets	251,873	245,948	239,696	241,370	241,492

Total Assets	$2,578,117	2,597,910	2,558,873	2,697,486	2,674,719

LIABILITIES
Deposits:
Noninterest Bearing Deposits	$467,875	490,014	506,331	572,549	562,140
NOW Accounts	575,740	599,433	533,549	555,350	518,024
Money Market Accounts	396,150	384,568	387,906	377,958	369,416
Regular Savings Accounts	124,970	125,500	129,884	135,330	137,780
Certificates of Deposit	477,327	482,139	491,569	512,672	521,796
Total Deposits	2,042,062	2,081,654	2,049,239	2,153,859	2,109,156

Short-Term Borrowings	77,936	65,023	54,171	77,571	89,105
Subordinated Notes Payable	62,887	62,887	62,887	62,887	62,887
Other Long-Term Borrowings	42,879	43,083	43,701	63,022	68,764
Other Liabilities	41,841	29,493	29,833	28,403	33,744

Total Liabilities	2,267,605	2,282,140	2,239,831	2,385,742	2,363,656

SHAREOWNERS' EQUITY
Common Stock	183	185	185	185	187
Additional Paid-In Capital	71,366	80,654	80,938	80,272	84,291
Retained Earnings	246,959	243,242	238,870	233,201	227,920
Accumulated Other Comprehensive Loss, Net of Tax	(7,996)	(8,311)	(951)	(1,914)	(1,335)

Total Shareowners' Equity	310,512	315,770	319,042	311,744	311,063

Total Liabilities and Shareowners' Equity	$2,578,117	2,597,910	2,558,873	2,697,486	2,674,719

OTHER BALANCE SHEET DATA
Earning Assets	$2,251,119	2,270,410	2,235,707	2,370,302	2,346,020
Intangible Assets
Goodwill	84,811	84,811	84,811	84,811	84,811
Deposit Base	16,810	18,221	19,632	21,042	22,453
Other	1,323	1,370	1,443	1,569	1,694
Interest Bearing Liabilities	1,757,889	1,762,633	1,703,667	1,784,790	1,767,772

Book Value Per Diluted Share	$16.97	17.01	17.18	16.81	16.65
Tangible Book Value Per Diluted Share	11.34	11.39	11.48	11.01	10.82
				18,530
Actual Basic Shares Outstanding	18,287	18,518	18,532	18,530	18,667
Actual Diluted Shares Outstanding	18,297	18,562	18,567	18,550	18,680

CAPITAL CITY BANK GROUP, INC.
ALLOWANCE FOR LOAN LOSSES
AND NONPERFORMING ASSETS
Unaudited

	2007	2006
	First	Fourth	Third	Second	First
(Dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter

ALLOWANCE FOR LOAN LOSSES
Balance at Beginning of Period	$17,217	17,311	17,264	17,279	17,410
Provision for Loan Losses	1,237	460	711	121	667
Net Charge-Offs	1,346	554	664	136	798

Balance at End of Period	$17,108	17,217	17,311	17,264	17,279
As a % of Loans	0.87%	0.86	0.86	0.84	0.84
As a % of Nonperforming Loans	207.67	214.09	269.35	325.80	330.70
As a % of Nonperforming Assets	181.23	197.19	253.79	299.72	298.27

CHARGE-OFFS
Commercial, Financial and Agricultural	$560	81	294	144	322
Real Estate - Construction	108	-	-	-	-
Real Estate - Commercial	326	54	-	-	291
Real Estate - Residential	67	154	81	23	22
Consumer	761	787	690	448	591

Total Charge-Offs	$1,822	1,076	1,065	615	1,226

RECOVERIES
Commercial, Financial and Agricultural	$36	77	43	63	62
Real Estate - Construction	-	-	-	-	-
Real Estate - Commercial	5	9	4	2	3
Real Estate - Residential	3	1	2	2	7
Consumer	432	435	352	412	356

Total Recoveries	$476	522	401	479	428

NET CHARGE-OFFS	$1,346	554	664	136	798

Net Charge-Offs as a % of Average Loans (1)	0.28%	0.11	0.13	0.03	0.16

RISK ELEMENT ASSETS
Nonaccruing Loans	$8,238	8,042	6,427	5,299	5,225
Restructured	-	-	-	-	-
Total Nonperforming Loans	8,238	8,042	6,427	5,299	5,225
Other Real Estate	1,202	689	394	461	568
Total Nonperforming Assets	$9,440	8,731	6,821	5,760	5,793

Past Due Loans 90 Days or More	$860	135	300	205	367

Nonperforming Loans as a % of Loans	0.42%	0.40	0.32	0.26	0.25
Nonperforming Assets as a % of
Loans and Other Real Estate	0.48	0.44	0.34	0.28	0.28
Nonperforming Assets as a % of Capital (2)	2.88	2.62	2.03	1.75	1.76

(1) Annualized

(2) Capital includes allowance for loan losses.

AVERAGE BALANCE AND INTEREST RATES (1)
Unaudited

	First Quarter 2007			Fourth Quarter 2006			Third Quarter 2006			Second Quarter 2006			First Quarter 2006
	Average		Average	Average		Average	Average		Average	Average		Average	Average		Average
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

ASSETS:
Loans, Net of Unearned Interest	$1,980,224	$39,264	8.04%	2,003,719	40,296	7.98	2,025,112	40,433	7.92	$2,040,656	$39,059	7.68%	2,048,642	37,439	7.41

Investment Securities
Taxable Investment Securities	108,377	1,263	4.67	108,041	1,263	4.66	109,097	1,264	4.60	114,521	1,233	4.30	118,055	1,091	3.70
Tax-Exempt Investment Securities	82,627	1,039	5.03	82,568	1,020	4.94	81,409	999	4.90	74,862	895	4.78	59,368	674	4.54

Total Investment Securities	191,004	2,302	4.82	190,609	2,283	4.78	190,506	2,263	4.73	189,383	2,128	4.49	177,423	1,765	3.98

Funds Sold	40,332	521	5.17	43,738	576	5.15	25,540	338	5.19	48,778	586	4.75	49,602	539	4.36

Total Earning Assets	2,211,560	$42,087	7.71%	2,238,066	43,155	7.65	2,241,158	43,034	7.62	2,278,817	$41,773	7.35%	2,275,667	39,743	7.08

Cash and Due From Banks	88,679			94,449			96,969			99,830			109,907
Allowance For Loan Losses	(17,073)			(17,503)			(17,420)			(17,443)			(17,582)
Other Assets	247,624			242,345			239,448			241,886			236,466

Total Assets	$2,530,790			2,557,357			2,560,155			$2,603,090			2,604,458

LIABILITIES:
Interest Bearing Deposits
NOW Accounts	$552,303	$2,626	1.93%	542,751	2,522	1.84	511,299	2,026	1.57	$510,088	$1,664	1.31%	510,270	1,446	1.15
Money Market Accounts	386,736	3,427	3.59	391,346	3,488	3.54	381,628	3,259	3.39	363,754	2,642	2.91	343,652	2,298	2.71
Savings Accounts	125,419	78	0.25	128,027	76	0.24	132,421	73	0.22	136,168	67	0.20	139,664	62	0.18
Time Deposits	480,964	4,869	4.11	484,807	4,744	3.88	504,121	4,627	3.64	518,679	4,343	3.36	521,966	3,916	3.04
Total Interest Bearing Deposits	1,545,422	11,000	2.89	1,546,931	10,830	2.78	1,529,469	9,985	2.59	1,528,689	8,716	2.29	1,515,552	7,722	2.07

Short-Term Borrowings	68,911	761	4.46	65,385	722	4.36	73,078	753	4.07	82,846	776	3.75	93,867	824	3.55
Subordinated Notes Payable	62,887	926	5.97	62,887	936	5.91	62,887	936	5.91	62,887	926	5.91	62,887	926	5.97
Other Long-Term Borrowings	43,137	502	4.72	43,453	515	4.71	52,367	615	4.66	63,597	764	4.82	69,966	810	4.70

Total Interest Bearing Liabilities	1,720,357	$13,189	3.11%	1,718,656	13,003	3.00	1,717,801	12,289	2.84	1,738,019	$11,182	2.58%	1,742,272	10,282	2.39

Noninterest Bearing Deposits	458,304			481,522			494,054			519,066			524,696
Other Liabilities	35,645			33,276			30,259			30,211			26,029

Total Liabilities	2,214,306			2,233,454			2,242,114			2,287,296			2,292,997

SHAREOWNERS' EQUITY:	$316,484			323,903			318,041			315,794			311,461

Total Liabilities and Shareowners' Equity	$2,530,790			2,557,357			2,560,155			$2,603,090			2,604,458

Interest Rate Spread		$28,898	4.60%		30,152	4.65		30,745	4.78		$30,591	4.77%		29,461	4.69

Interest Income and Rate Earned (2)		$42,087	7.71		43,155	7.65		43,034	7.62		$41,773	7.35		39,743	7.08
Interest Expense and Rate Paid (2)		13,189	2.42		13,003	2.30		12,289	2.17		11,182	1.97		10,282	1.83

Net Interest Margin		$28,898	5.29%		30,152	5.35		30,745	5.45		$30,591	5.38%		29,461	5.25